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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998, which appears on page 17 of the 1997 Annual Report to Shareholders of Xicor, Inc., which is incorporated by reference in Xicor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
July 16, 1998